Exhibit 99.1

BioPharmX Corporation Reports Second Quarter Results

MENLO PARK, Calif., Sept. 14, 2015 /PRNewswire/ -- BioPharmX Corporation (NYSE MKT: BPMX), a Silicon Valley-based specialty pharmaceutical company, today announced its financial results for the fiscal quarter ended July 31, 2015. An earnings conference call is scheduled for today at 4:30 p.m. Eastern Time.

Second Quarter and Recent Highlights

  Uplisted to the NYSE MKT on June 25, 2015, concurrent with a public common stock offering of $10 million of gross proceeds.
  VI2OLET® iodine distribution now reaches over 4,500 stores, including CVS/Pharmacy, the Vitamin Shoppe and Harris Teeter, a wholly owned subsidiary of The Kroger Co.
  Appointed Greg Kitchener, a senior finance professional from the healthcare and high technology industries, as chief financial officer

"This quarter marked a key milestone for the Company with an uplisting to the NYSE MKT, in conjunction with raising approximately $10 million of gross proceeds in a public common stock offering," said Jim Pekarsky, chief executive officer and co-founder of BioPharmX Corporation. "Proceeds from the public offering will be used to continue our marketing outreach to promote awareness at various online and storefront retailers for Violet iodine, a daily supplement that helps promote breast health and alleviate symptoms associated with fibrocystic breast condition (FBC), and advance our pre-clinical preparation for IND submission to the FDA for our uniquely formulated topical acne drug."

Management Overview and Recent Business Developments

Beyond its first commercially available product, Violet iodine, BioPharmX Corporation is also pursuing the development of novel products targeting large dermatologic markets. These include:

BPX01

BPX01, the Company's topical acne drug, will deliver minocycline in a directly applied, gel-like treatment that effectively treats acne, but with fewer expected side effects than its oral counterpart. The Company expects to file an IND with the FDA for BPX01 and currently anticipates Phase 2 (505)(b) clinical trials to commence in early 2016. In the coming months the Company plans to release key data on its acne product that it anticipates presenting at various dermatology events and conferences.

BPX02

BPX02 is still in research mode as the Company continues to make progress in the development of a prescription drug formulating biologics materials for a dermatology application.

BPX03 and Violet Iodine

BPX03, the Company's prescription strength molecular iodine product that complements its Violet iodine product, is in development and the company plans to complete a multi-site IRB study over the next 12 months in preparation for Phase 3 trials. Phases 1 and 2 of these trials have already been completed. Both the Violet iodine supplement and BPX03 are uniquely formulated for the treatment of fibrocystic breast condition as well as overall breast health.

Financial Highlights for the Quarter Ended July 31, 2015

  Cash and cash equivalents totaled $7.4 million, compared to $1.3 million on January 31, 2015.  Cash and cash equivalents increased due to the public offering of $10 million.  Net proceeds after expenses and underwriter fees totaled $7.8 million.  In addition, BioPharmX Corporation expects to receive $2 million from the closing of a previously announced private placement with Korea Investment Partners Overseas Expansion Platform Fund, an existing shareholder.
  Net loss available for common stockholders for the second quarter was $(3.7) million, or $(0.24) per share, compared to a net loss of $(1.8) million, or $(0.18) per share, during the quarter ended July 31, 2014.
  Excluding stock-based compensation expense and amortization of purchased intangible assets, non-GAAP net loss available for common stockholders for the second quarter of 2015 was $(3.4) million, or $(0.22) per share, compared with a net loss of $(1.6) million, or $(0.16) per share, for the second quarter of 2014.
  Total operating expenses were $3.6 million, compared to $1.8 million during the quarter ended July 31, 2014 as a result of increased expenditures for the Company's acne drug pre-clinical preparations and continued marketing and commercialization efforts for Violet iodine.

Accessing BioPharmX Corporation's Conference Call

Individuals interested in participating in the conference call should dial (866) 652-5200 (U.S.) or (412) 317-6060 (international). Participants should ask to join the BioPharmX Corporation call. A live webcast of the conference call is also available by visiting http://biopharmx.investorroom.com/events. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

About BioPharmX Corporation

BioPharmX Corporation (NYSE MKT: BPMX) is a Silicon Valley-based specialty pharmaceutical company, which seeks to provide products through proprietary platform technologies for prescription, over-the-counter ("OTC"), and supplement applications in the health and wellness markets, including women's health and dermatology. To learn more about BioPharmX, visit www.BioPharmX.com.

Use of Non-GAAP Measures

BioPharmX Corporation has supplemented its reported GAAP financial information with non-GAAP measures, non-GAAP net loss available to common shareholders and non-GAAP net loss available to common shareholders per share, that do not include a one-time charge related to the modification of certain warrants, stock-based compensation and the amortization of purchased intangible assets. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses the non-GAAP information internally to evaluate its ongoing business, operational performance and cash requirements and believes these non-GAAP measures are useful to investors as they provide the same basis for evaluating BioPharmX Corporation's performance as applied by management.

BioPharmX has provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP measures may be different from non-GAAP measures used by other companies, including peer companies, and therefore comparability may be limited. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. BioPharmX Corporation believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. BioPharmX encourages investors and others to review the company's financial information in its entirety and not rely on a single financial measure.

In the first quarter of fiscal year 2016, BioPharmX Corporation amended certain warrants resulting in a one-time charge. This amount is excluded from its non-GAAP net loss available to common shareholders and non-GAAP net loss available to common shareholders per share because it is not reflective of ongoing operating results in the period incurred.

Stock-based compensation expenses represent non-cash charges related to equity awards granted by BioPharmX Corporation. Although these are recurring charges to BioPharmX Corporation's operations, management believes the measurement of these amounts can vary considerably from period to period and depend substantially on factors that are not a direct consequence of operating performance that is within management's control. Thus, management believes that excluding these charges from non-GAAP net loss available to common shareholders and non-GAAP net loss available to common shareholders per share facilitates comparisons of BioPharmX Corporation's operational performance in different periods, as well as with similarly determined non-GAAP financial measures of comparable companies.

Amortization of purchased intangible assets results from the purchase of a license related to molecular iodine technology. These amounts are excluded from non-GAAP net loss available to common shareholders and non-GAAP net loss available to common shareholders per share because it is not reflective of ongoing operating results in the period incurred.

Forward-Looking Statements

The information in this press release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are subject to the "safe harbor" created by those section. This press release contains forward-looking statements about the company's expectations, plans, intentions, and strategies, including, but not limited to, statements regarding, including with respect to: the success of the commercialization of VI2OLET® iodine, the effectiveness of BPX01, the timing with respect to filing an IND and clinical trials for BPX01, the release of key data for BPX01, the release of key data and the successful completion of multi-site IRB studies for BPX03 and the successful completion of the private placement with Korea Investment Partners Overseas Expansion Platform Fund. These forward-looking statements may be identified by words such as "plan", "expect," "anticipate," "believe," or similar expressions that are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in the company's filings with the Securities and Exchange Commission. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof and the company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

BioPharmX, Violet, and VI2OLET are registered trademarks of BioPharmX, Inc.

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2015	2014	2015	2014

Revenues, net	$ 5	$ -	$ 9	$ -
Cost of goods sold	10	-	19	-
Gross deficit	(5)	-	(10)	-

Operating Expenses
Research and development	1,141	623	2,217	1,163
Sales and marketing	1,307	435	2,388	649
General and administrative	1,118	732	2,144	1,263
Total operating expenses	3,566	1,790	6,749	3,075

Loss from operations	(3,571)	(1,790)	(6,759)	(3,075)
Other income (expense)	-	14	(436)	(36)

Net and comprehensive loss	(3,571)	(1,776)	(7,195)	(3,111)

Accretion on Series A convertible redeemable preferred stock	(79)	(27)	(202)	(27)
Deemed dividend on Series A convertible redeemable preferred stock	(85)	(45)	(201)	(45)
Net loss available to common stockholders	$(3,735)	$ (1,848)	$(7,598)	$(3,183)

Net loss per share
Basic and diluted	($0.24)	($0.18)	($0.56)	($0.32)
Shares used in computing net loss per share
Basic and diluted	15,443	10,551	13,616	9,961

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	July 31,	January 31,
	2015	2015
Assets
Current assets:
Cash and cash equivalents	$ 7,388	$ 1,305
Inventories	364	160
Prepaid expenses and other current assets	447	240
Total current assets	8,199	1,705

Property and equipment, net	226	234
Intangible assets, net	134	149
Other assets	85	85
Total assets	$ 8,644	$ 2,173

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$ 3,329	$ 1,152
Accrued expenses and other current liabilities	976	405
Total current liabilities	4,305	1,557

Series A convertible redeemable preferred stock	-	6,823

Stockholders' equity (deficit)	4,339	(6,207)

Total liabilities and stockholders' equity (deficit)	$ 8,644	$ 2,173

BIOPHARMX CORPORATION
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share Available to Common Stockholders
(in thousands, except per share amounts; unaudited)

		Three Months Ended		Six Months Ended
		July 31,		July 31,
		2015	2014	2015	2014

GAAP net loss available to common stockholders		$(3,735)	$ (1,848)	$(7,598)	$(3,183)

Expense related to modification of warrants		-	-	436	-
Amortization of purchased intangible assets		8	-	15	-
Stock-based compensation expense
-	Research and development	39	43	125	77
-	Sales and marketing	83	29	207	45
-	General and administrative	202	139	292	204
	Total stock-based compensation expense	324	211	624	326
Total reconciling items		332	211	1,075	326
Non-GAAP net loss available to common stockholders		$(3,403)	$ (1,637)	$(6,523)	$(2,857)

GAAP net loss available to common stockholders per share		$ (0.24)	$ (0.18)	$ (0.56)	$ (0.32)
Reconciling items
-	Expense related to modification of warrants	-	-	0.03	-
-	Amortization of purchased intangible assets	-	-	-	-
-	Stock-based compensation expense	0.02	0.02	0.05	0.03

Non-GAAP net loss per share: basic and diluted		$ (0.22)	$ (0.16)	$ (0.48)	$ (0.29)

Shares used in computing non-GAAP net loss per share
Basic and diluted		15,443	10,551	13,616	9,961

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CONTACT: Nina Brauer, Sr. Manager Marketing and Communications, BioPharmX Corporation, P: 650-889-5030, investors@biopharmx.com, Amato and Partners, LLC, Investor Relations Counsel, 90 Park Avenue, 17th Floor, New York, NY 10016, P: 212-430-0360, admin@amatoandpartners.com